EXHIBIT 10.4

TERMINATION

THIS TERMINATION (this “TERMINATION”) is entered into as of February 21, 2017 by and between RIVER NORTH EQUITY, LLC (“INVESTOR”), and EL CAPITAN PRECIOUS METALS, INC., a Nevada corporation (the “COMPANY”).

WHEREAS, Investor and the Company are parties to (i) that certain Equity Purchase Agreement dated as of March 16, 2016, as amended by Amendment No. 1 thereto dated December 9, 2016 (as so amended, the “EPA”) pursuant to which the Company may, in its discretion, issue and sell to Investor, from time to time as provided in the EPA, and Investor shall purchase up to Five Million Dollars ($5,000,000) of the Company’s Common Stock, all upon the terms and subject to the conditions contained in the EPA; and (ii) that certain Registration Rights Agreement dated as of March 16, 2016 (the “RRA” and together with the EPA as the “RIVER NORTH AGREEMENTS”); and

WHEREAS, Investor has requested that the Company terminate the Agreements and contemporaneously enter into substantially similar equity purchase and registration rights agreements with L2 Equity, LLC, an affiliate of Investor (the “L2 AGREEMENTS “), and the Company desires to accommodate such request.

NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions hereafter set forth, the parties agree as follows:

1.       TERMINATION OF THE RIVER NORTH AGREEMENTS. Upon the execution and delivery of the L2 Agreements, the River North Agreements, including all obligations of the parties thereunder, shall terminate and thereafter be of no further force or effect; provided, however, that termination of the River North Agreements shall not relieve any party from liability for a breach occurring prior to such termination.

2.       COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Amendment may be delivered to the other parties hereto by email of a copy of this Amendment bearing the signature of the parties so delivering this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Termination to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

RIVER NORTH EQUITY LLC

By:	/s/ Edward M. Liceaga
Name: Edward M. Liceaga Title: President

EL CAPITAN PRECIOUS METALS, INC.

By:	/s/ Stephen J. Antol
Name: Stephen J. Antol Title: Chief Financial Officer